EXHIBIT 10.1
TRIPLICATE ORIGINAL
AMENDMENT NO. 2 TO CO-PROMOTION AND MARKETING SERVICES
AGREEMENT
     This Amendment No. 2 to Co-Promotion and Marketing Services Agreement (this “Amendment”) is dated May 4, 2009 (the “Amendment Execution Date”), by and between Cornerstone Therapeutics Inc. (formerly known as Critical Therapeutics, Inc.), a Delaware corporation with its principal offices located at 1255 Crescent Green Drive, Suite 250, Cary, NC 27518 (“CRTX”) and Dey, L.P., a Delaware limited partnership with its principal offices located at 2751 Napa Valley Corporate Drive, Napa, CA 94558 (“DEY”).
     WHEREAS, the Parties entered into that certain Co-Promotion and Marketing Services Agreement dated as of March 13, 2007 (the “Co-Promotion Agreement”);
     WHEREAS, the Parties entered into that certain Amendment No. 1 to the Co-Promotion Agreement dated as of June 25, 2007 (hereinafter, the Co-Promotion Agreement, as amended by Amendment No. 1, shall be referred to as the “Agreement”); and
     WHEREAS, the Parties desire to amend certain terms of the Agreement by way of this Amendment.
     NOW, THEREFORE, in consideration of the promises made herein and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:
1.	All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings given to them in the Agreement.
2.	Section 1.22 of the Agreement is hereby deleted in its entirety and replaced with the following:
“Detail Targets” means, for the Pre-Launch and Launch Period, the Detail Targets will be those who the JCC agrees qualify as potential targets for the Products, and, thereafter, the Detail Targets shall include the PUDs and all other office based physicians and other health care professionals in the Territory that significantly influence use with respect to any Product in the Territory as mutually agreed upon by the Parties.
3.	A new Section 1.23(a) is added to the Agreement as follows:
1.23(a) “Amendment No. 2 Effective Date” means January 1, 2009.
4.	Section 1.28 of the Agreement is hereby deleted in its entirety and replaced with the following:
“Forecast(s)” means a twelve month rolling forecast provided by DEY to CRTX on a calendar quarterly basis listing DEY’s monthly requirements for Samples. Such forecast shall be provided to CRTX at least six (6) months in advance of the first applicable Calendar Quarter in such forecast.

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5.	Section 1.44 of the Agreement is hereby deleted in its entirety and replaced with the following:
“Promotional Materials” means all written, printed or graphic material provided by CRTX and intended for use by a Party’s Sales Representatives during a Call, or during marketing sponsored speaker programs including, but not limited to, visual aids, file cards, premium items, clinical studies, reprints, drug information updates and any other promotional support items or advertising that CRTX (following consultation with (i) the Committee during the Pre-Launch Period and the Launch Period or (ii) DEY in accordance with Section 4.4(8) thereafter), deems necessary or appropriate in connection with the Promotion of Product. Promotional Materials shall include only those materials describing FDA-approved indicated uses, safety, effectiveness, contraindications, side effects, warnings and other relevant characteristics of a Product that meet the regulations as outlined in the Code of Federal Regulations. Promotional Materials shall not include any Product packaging, Product labeling or Sample labeling.
6.	Section 1.47 of the Agreement is hereby deleted in its entirety and replaced with the following:
“Promotion Plan” means a plan relating to the Promotion of a Product. During the Pre-Launch Period and the Launch Period, the Promotion Plan will be as established by the Committee. Thereafter, the Promotion Plan will be established by the individual Parties in their sole discretion, subject to the terms of the Agreement, as amended herein.
7.	Section 1.50 of the Agreement is hereby deleted in its entirety and replaced with the following:
“Samples” means Products provided primarily to Detail Targets for no consideration in accordance with PDMA guidelines.
8.	A new Section 1.60 is added to the Agreement as follows:
“Non-personal Promotion Expenses” mean those Promotion Expenses not associated with Details. Together Non-personal and Personal Promotion Expenses equal the Promotion Expenses.
9.	A new Section 1.61 is added to the Agreement as follows:
“Personal Promotion Expenses” mean those Promotion Expenses associated with Details.
10.	A new Section 1.62 is added to the Agreement as follows:
“PUD(s)” means, for any particular date, the pulmonary specialists identified and defined by IMS Health (or by mutual written consent of the Parties another Third Party data vendor such as Wolters Kluwer) as either Pulmonary Critical Care Medicine or Pulmonary Disease Specialists during the period beginning on the Amendment No. 2 Effective Date and ending on such particular date. Any doctor identified as a PUD at any time during the Term of this Agreement, based upon the definition above, shall remain a PUD throughout the remainder of the Term for purposes of this Agreement.
11.	A new Section 1.63 is added to the Agreement as follows:
“PUD Prescription Ratio” means, for any particular Calendar Quarter, the ratio of total prescriptions written for the Products by PUDs to the total prescriptions written for the Products, based upon data published by IMS Health for such period. If IMS Health data is not available, Wolters Kluwer prescription data will be used by the Parties. If neither IMS Health nor Wolters Kluwer data is available, the last available PUD Prescription Ratio will be used for the remainder of the Term. For example, in order to calculate the PUD Prescription Ratio for the third calendar quarter of 2008 (July 1, 2008 through September 30, 2008), the total number of prescriptions written by PUDs for the Products ([***]) is divided by the number of total prescriptions written for the Products ([***]) to arrive at the PUD Prescription Ratio, which is [***]% (actual data from IMS Health NPA, including LTC, used for this example). For comparison, PUD Prescription Ratio using Wolters Kluwer data for this same quarter was [***]% ([***] divided by [***]).
12.	The following new language is added to Section 3.1 of the Agreement following the heading “Joint Commercial Committee” (before subsections (1) through (7)):
For the Pre-Launch Period and the Launch Period, the Parties shall establish a Joint Commercial Committee on the following terms and conditions. As of January 1, 2009, the Joint Commercial Committee shall be disbanded and this Section 3.1 shall be of no further effect.
13.	Section 4.3(3) of the Agreement is hereby deleted in its entirety and replaced with the following:
During the Post-Launch Period and the Post-Exclusivity Period, and as long as no generic competition for Zileuton XR has entered the market in the Territory, DEY shall deliver at least [***] Details per full calendar month to PUDs for Zileuton XR in the second position. DEY shall have no obligation to deliver Details during any Calendar Quarter for which CRTX is unable to deliver to DEY (i) at least seventy-five percent (75%) of the Samples forecast by DEY for such quarter or (ii) a reasonably adequate supply of Promotional Materials. Once a Third Party AB-rated generic product to Zileuton XR has entered the market in the Territory, [***]; provided, however, each of DEY and Mylan Inc. (“Mylan”) covenant and agree that, during the Term, neither DEY, Mylan nor any of their Affiliates will introduce in the Territory the first AB-rated generic product to either (i) Zileuton XR or (ii) Zileuton IR.

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14.	Section 4.3(4) of the Agreement is hereby deleted in its entirety and replaced with the following:
Intentionally Omitted.
15.	Section 4.3(5) of the Agreement is hereby deleted in its entirety and replaced with the following:
For Details described in Subsections 4.3(1) through (2), DEY shall provide Details to Detail Targets who the JCC agrees qualify as potential targets for the Products, and the JCC also will determine an optimal level of Detail frequency for all targeted physicians.
16.	Section 4.3(6) of the Agreement is hereby deleted in its entirety and replaced with the following:
In Year 2008, DEY will contribute fifty percent (50%) of the documented total Zileuton XR Promotion Expenses that are developed and approved by the JCC. During the Term of the Agreement, DEY also is responsible for salaries for its own employees performing marketing functions, which shall be separate from and in addition to the required Zileuton XR Promotion Expenses for Year 2008. DEY shall bear its Sales Representative expenses and Sample expenses, which shall also be separate from and in addition to the required Zileuton XR Promotion Expenses for Year 2008. DEY shall bear its Sales Representative expenses and Sample expenses for the remainder of the Term.
17.	Section 4.3(10) of the Agreement is hereby deleted in its entirety and replaced with the following:
Intentionally Omitted.
18.	Section 4.3(11) of the Agreement is hereby deleted in its entirety and replaced with the following:
(11) (a) Neither DEY nor Mylan Inc. (“Mylan”) shall directly or indirectly, manufacture, Detail, sell, market or promote any product (except for Products during the Term of this Agreement) containing Zileuton as one of the active pharmaceutical ingredients for sale in the Territory during the Term. If this Agreement expires or terminates for any reason, neither DEY nor Mylan shall directly or indirectly, manufacture, Detail, sell, market or promote any product containing Zileuton as one of the active pharmaceutical ingredients for sale in the Territory until the later of (i) one year after such expiration or termination or (ii) March 31, 2012 (the “Post-Termination Non-Compete Period”); provided, however, if: (x) a Third Party AB-rated generic product to Zileuton XR not expressly authorized by CRTX enters the Territory during this Post-Termination Non-Compete Period, DEY and Mylan will no longer be held to the Post-Termination Non-Compete Period; or (y) a Third Party AB-rated generic product to Zileuton IR not expressly authorized by CRTX enters the Territory during this Post-Termination Non-Compete Period, DEY and Mylan will no longer be held to the Post-Termination Non-Compete Period with respect to such a product. Nothing set forth in this Agreement is intended to prevent DEY and/or Mylan from being able to take any and all actions necessary to be ready to launch a product containing Zileuton as one of the active pharmaceutical ingredients for sale in the Territory simultaneously with the market entry of a Third Party AB-rated generic product to Zileuton XR and/or Zileuton IR not expressly authorized by CRTX. Notwithstanding the foregoing, if this Agreement is terminated by DEY pursuant to Section 12.2(4) or by DEY pursuant to Section 12.2(6), the Post-Termination Non-Compete Period in this Section 4.3(11) shall be void; provided, however, DEY and CRTX shall continue to abide by the provisions of Section 9 of this Agreement after such termination.
(b) If at any time CRTX decides in its sole discretion to launch an authorized generic of Zileuton XR and/or Zileuton IR in the Territory, DEY and/or Mylan shall have the exclusive right to be CRTX’s exclusive authorized generic distributor in the Territory. DEY and/or Mylan shall have thirty (30) days after CRTX’s written notice of its decision to launch such authorized generic(s) in the Territory to elect in writing to exercise its right to commercialize such authorized generic(s) in the Territory. CRTX’s written notice to DEY shall include DEY’s Transfer Cost (as defined below), CRTX’s manufacturing lead times and the applicable CRTX Royalty (as defined below). To the extent DEY and/or Mylan do not timely make such election, CRTX shall be free to commercialize such authorized generic(s) on its own or through a Third Party on terms no more favorable than the terms offered to DEY and/or Mylan. To the extent DEY and/or Mylan timely make such election, CRTX shall exclusively supply DEY and/or Mylan with such authorized generic at [***] (“DEY’s Transfer Cost”) and upon such other terms and conditions mutually agreed to in good faith by the Parties. If DEY and/or Mylan elects to order inventory of the authorized generic in anticipation of the potential launch of a generic by a Third Party (the “Pre-launch Inventory”) and the Pre-launch Inventory is not sold, DEY shall, at CRTX’s option, either: (i) sell back to CRTX at DEY’s Transfer Cost all of the Pre-launch Inventory, or (ii) destroy the Pre-Launch Inventory. If the Pre-Launch Inventory is destroyed as a result of such product not being commercially launched by DEY and/or Mylan because the potential launch of a generic by a Third Party does not actually occur, the parties shall divide the transfer and destruction costs of the Pre-launch Inventory eighty percent to be paid by CRTX and twenty percent to be paid by DEY and/or Mylan; provided, however, CRTX shall have no obligation to share such costs if the applicable inventory has more than twelve (12) months of remaining shelf life on the actual launch date of a generic by a Third Party. DEY and/or Mylan shall sell and distribute the authorized generic in the Territory using commercially reasonable efforts to maximize profitability. Within thirty (30) days following the end of each Calendar Quarter, DEY and/or Mylan shall

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calculate the net revenue realized from the sale of the authorized generic product. For purposes of this Section, “net revenue” shall mean the invoiced sales price to a customer by DEY for the authorized generic less: (i) any applicable taxes, (ii) returned goods credits, (iii) any discounts, in amounts customary in the trade, for quantity purchases or cash or prompt payment, (iv) retroactive price reductions, including chargebacks and administrative fees, in amounts customary in the trade. DEY and/or Mylan shall subtract from net revenue the following to arrive at “Net Profits”: (i) DEY’s Transfer Cost, (ii) any royalty due and payable by CRTX to Third Parties pursuant to agreement(s) existing as of the Amendment No. 2 Effective Date (“CRTX Royalty”), and (iii) a [***] percent ([***]%) distribution allowance for DEY and/or Mylan. Within thirty (30) days after the end of each Calendar Quarter, DEY and/or Mylan shall pay CRTX the CRTX Royalty and an additional royalty equal to [***] percent ([***]%) of the Net Profits realized from the sale of the authorized generic. If at any time after the launch of the authorized generic it becomes commercially unreasonable for DEY and/or Mylan to continue selling the authorized generic, DEY and/or Mylan may cease selling the authorized generic upon ninety (90) days prior written notice to CRTX. Upon DEY and/or Mylan’s ceasing to sell the authorized generic, it shall, at CRTX’s option, either: (i) sell back to CRTX at DEY’s Transfer Cost all inventory of the authorized generic, or (ii) destroy all inventory of the authorized generic at DEY and/or Mylan’s expense.
19.	Section 4.4(2) of the Agreement is hereby deleted in its entirety and replaced with the following:
During the Launch Period, CRTX shall deliver at least [***] Details per full calendar month in the first position for Zileuton XR.
20.	Section 4.4(3) of the Agreement is hereby deleted in its entirety.
21.	Section 4.4(4) of the Agreement is hereby deleted in its entirety and replaced with the following:
(a) CRTX is responsible for all Promotion Expenses for the Products in Year 2007, which shall be a minimum of US $3.0 million, excluding salaries for its own employees performing marketing functions (as well as any expenses for detail aids, promotional items, market research) and Sample expenses.
(b) In Year 2008, CRTX will contribute fifty percent (50%) of the Zileuton XR Promotion Expenses, which are developed and approved by the JCC. These expenses shall not include salaries for CRTX’s employees performing marketing functions (as well as any expenses for detail aids, promotional items, market research) and Sample expenses, the expenses of which shall be borne by CRTX.
(c) Beginning in Year 2009 and continuing throughout the Term, CRTX shall be responsible for all Promotion Expenses. Beginning in Year 2009 and

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continuing throughout the Term until any generic competition for Zileuton XR enters the market in the Territory, at least [***] percent ([***]%) of the total Non-personal Promotion Expenses incurred by CRTX must be directed to the PUDs. Until any generic competition for Zileuton XR enters the market in the Territory, Promotion Expenses include, but are not limited to, all of the costs for the following: (1) the Promotional Materials for biannual Plans of Action to commence March 1 and September 1 of each calendar year (i.e. Plan of Action 1 (“POA1”) and Plan of Action 2 (“POA2”), (2) on a calendar quarterly basis promotional mailings to the PUDs identified by DEY and provided to CRTX, (3) trade show booth panels for the annual meetings of the American Thoracic Society and American College of Chest Physicians, and (4) if journal advertising is done for Zileuton XR, the media will include an appropriate selection of Pulmonology-specific medical journals (e.g., CHEST and the American Journal of Respiratory and Critical Care Medicine). In addition, CRTX shall provide DEY Sales Representatives with quantities of promotional materials (i.e. Master Sales Aids, Leave Behind Sales Aids, Clinical Reprints, Reprint Carriers, etc.) commensurate with the quantities of promotional materials provided to CRTX Sales Representatives (to be adjusted on a per-target and Call frequency basis taking into account differences in the number of targets and Call frequency). CRTX will not offer any promotions to other physician specialties or healthcare providers that are not also made available to the PUDs. On a calendar quarterly basis, CRTX will provide DEY with a twenty four (24) month rolling forecast for sales of the Products.
22.	Section 4.4(5) of the Agreement is hereby deleted in its entirety and replaced with the following:
Intentionally omitted.
23.	A new Section 4.4(6) will be added to the Agreement as follows:
Intentionally omitted.
24.	Section 4.4(7) of the Agreement is hereby deleted in its entirety and replaced with the following:
Intentionally omitted.
25.	Section 4.4(8) of the Agreement is hereby deleted in its entirety and replaced with the following:
CRTX, at its sole expense, will be responsible for obtaining and maintaining all applicable regulatory approvals for Products and approving and submitting all Promotional Materials in the Territory to the regulatory authorities, all as according to Applicable Laws. A minimum of forty-five (45) business days prior to the date of disk release to its printer for printed Promotional Materials or the date on which CRTX intends to finalize the document for non-printed Promotional Materials (such as slides, teleconferences, MedEd programs,

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etc.), CRTX will submit all draft Promotion Materials to DEY for legal, medical and regulatory review. DEY will provide its comments to CRTX within ten (10) business days of its receipt thereof. Following CRTX’s receipt of DEY’s comments, the Parties shall discuss and CRTX shall use commercially reasonable efforts to address DEY’s comments in the Promotion Materials. The revised Promotion Materials will be resubmitted by CRTX to DEY for final review at least five (5) business days prior to the date of disk release to its printer or the date on which CRTX intends to finalize the document, respectively. If a dispute arises between the Parties concerning the content of any Promotion Material, CRTX will provide copies of the Promotional Materials that have been revised to remove the disputed section if there is a documented legal, medical or regulatory concern raised by DEY; provided, however, in such case, CRTX and DEY shall each pay fifty percent (50%) of the additional, incremental costs of such Promotional Material. For example, if the Parties plan to print 1,000 copies of a promotional piece at a cost of $10,000 but they cannot agree on content and two versions (500 copies each) of the piece must be printed at a cost of $14,000, DEY would pay CRTX $2,000 ($14,000-$10,000/2). In any case where a dispute between the Parties results in the creation of two versions of certain Promotional Material(s), DEY’s name and logo shall appear only on the Promotional Material(s) in which the disputed section(s) have been removed. The Parties shall comply with the terms of Section 9.4 of the Agreement regarding press releases or other public announcements.
26.	Section 4.4(9)(e) of the Agreement is hereby deleted in its entirety and replaced with the following:
Using Commercially Reasonable Efforts to supply and ship to DEY (at DEY’s facility in Allen, TX) the number of GMP-compliant commercial Zileuton XR Samples identified by DEY in each Forecast for the upcoming Calendar Quarter. CRTX shall invoice DEY for the Samples at [***], provided, however, that CRTX shall pay for all shipping charges. CRTX shall use Commercially Reasonable Efforts to supply DEY no later than the 15th of January, April, July and October of each calendar year with the Samples identified by DEY in each Forecast for the upcoming Calendar Quarter. Throughout the Term, CRTX shall use Commercially Reasonable Efforts to reduce the cost of the Samples. If at any time for any reason CRTX is unable to supply DEY in any Calendar Quarter with the number of Samples set forth in the applicable Forecast, CRTX shall allocate [***] percent ([***]%) of any available Samples to DEY until DEY has received the number of Samples set forth in the applicable Forecast for such quarter.
27.	The first sentence of Section 4.4(10) of the Agreement is hereby deleted in its entirety and replaced with the following:
CRTX shall use Commercially Reasonable Efforts to provide DEY with final draft Promotional Materials updated as agreed by the Parties pursuant to Sections 4.4(4) and (8), including, but not limited to, training materials for the performance and supervision of Calls by no later than April 6, 2007, which

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the Parties agree is necessary in order for DEY to meet the Detail Commencement Date. Such Promotional Materials shall be provided without cost to DEY and the cost shall be part of the Annual Promotion Budget for the Year ending December 31, 2008.
28.	Section 4.6(2) of the Agreement is hereby deleted in its entirety and replaced with the following:
During the Term, CRTX shall provide DEY with sufficient quantities of training materials relating to the Products in order to meet the Projected Detail Commencement Date, including an up-to-date programmed learning unit for “at home” study. Such materials shall be provided to DEY free of charge for distribution to the DEY sales force and the cost shall be part of the Annual Promotion Budget for the Year ending December 31, 2008.
29.	Section 4.7(1) of the Agreement is hereby deleted in its entirety and replaced with the following:
Intentionally deleted.
30.	Section 4.7(4) of the Agreement is hereby deleted in its entirety and replaced with the following:
In addition to any other reports required by this Agreement, CRTX shall provide to DEY at no cost to DEY (i) on a quarterly basis, within [***] business days after the end of each quarter beginning or ending during the Term, reports of Net Sales, including any Standard Deductions from the gross amount invoiced for the immediately preceding month; (ii) on a quarterly basis, the number of Units of each Product sold in the Territory by customer account; and (iii) such other reports as may be reasonably requested by DEY in connection with the performance of the Parties’ obligations hereunder.
31.	Section 5.2(c) of the Agreement is hereby deleted in its entirety and replaced with the following:
Amounts owed by DEY for its portion of (i) Zileuton XR Promotion Expenses pursuant to Section 4.3(6) of this Agreement for the Year ending December 31, 2008, (ii) Sample costs pursuant Section 4.3(7) of this Agreement, or (iii) Sample costs pursuant to Section 4.3(8) of this Agreement; each within thirty (30) days after receipt of invoice from CRTX.
32.	Section 5.6 of the Agreement is hereby deleted in its entirety and replaced with the following:
CRTX will pay DEY a Co-Promotion Fee for the Post-Launch Period, which shall be calculated and paid as follows:

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a) The Co-Promotion Fee shall be [***] percent ([***]%) multiplied by the Products’ total Quarterly NSMR multiplied by the applicable PUD Prescription Ratio from the immediately prior Calendar Quarter (i.e., the PUD Prescription Ratio for Q1 will be used to calculate Q2 Co-Promotion Fee), calculated on a quarterly basis. If the PUD Prescription Ratio for the current Calendar Quarter differs from the prior Calendar Quarter’s PUD Prescription Ratio by more than five percent (5%) (i.e., the PUD Prescription Ratio for Q2 differs by more than five percent (5%) from Q1), the Parties shall true up the Co-Promotion Fee using the current PUD Prescription Ratio. For example, if the PUD Prescription Ratio for the prior Calendar Quarter is twenty-seven percent (27%), a true up would be paid if the current Calendar Quarter’s PUD Prescription Ratio is less than 25.65 or greater than 28.35.
b) Subject to Section 5.8(3), the Co-Promotion Fee will be paid by CRTX quarterly within thirty (30) days after the end of the applicable Calendar Quarter. Subject to Section 5.8(3), the applicable Party shall pay the other Party the true up amount required by Section 5.6(a) within sixty (60) days after the end of the applicable Calendar Quarter.
c) Each Party shall have the right to offset amounts due to the other under the Agreement for Samples and Co-Promotion Fees against any amounts due from the other Party under the Agreement.
33.	Section 5.7 of the Agreement is hereby deleted in its entirety and replaced with the following:
CRTX will pay DEY a Co-Promotion Fee for the Post-Exclusivity Period, which shall be calculated and paid as follows:
a) The Co-Promotion Fee shall be [***] percent ([***]%) multiplied by the Products’ total Quarterly NSMR multiplied by the applicable PUD Prescription Ratio from the immediately prior Calendar Quarter (i.e., the PUD Prescription Ratio for Q1 will be used to calculate Q2 Co-Promotion Fee), calculated on a quarterly basis. If the PUD Prescription Ratio for the current Calendar Quarter differs from the prior Calendar Quarter’s PUD Prescription Ratio by more than five percent (5%) (i.e., the PUD Prescription Ratio for Q2 differs by more than five percent (5%) from Q1), the Parties shall true up the Co-Promotion Fee using the current PUD Prescription Ratio. For example, if the PUD Prescription Ratio for the prior Calendar Quarter is twenty-seven percent (27%), a true up would be paid if the current Calendar Quarter’s PUD Prescription Ratio is less than 25.65 or greater than 28.35.
b) Subject to Section 5.8(3), the Co-Promotion Fee will be paid by CRTX quarterly within thirty (30) days after the end of the applicable Calendar Quarter. Subject to Section 5.8(3), the applicable Party shall pay the other Party the true up amount required by Section 5.7(a) within sixty (60) days after the end of the applicable Calendar Quarter.

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c) If, pursuant to Section 12.2(1), CRTX terminates this Agreement, CRTX will be obligated to pay DEY until the end of the Term, as follows: [***] percent ([***]%) of the amount due DEY under Section 5.7(a), above, for up to four (4) subsequent Calendar Quarters after the effective date of such termination and, for any additional Calendar Quarters until the end of the Term, if any, [***] percent ([***]%) of the amount due DEY under Section 5.7(a), above.
34.	Section 5.8(1) of the Agreement is hereby deleted in its entirety and replaced with the following:
Intentionally Omitted.
35.	A new Section 5.11 is added to the Agreement as follows:
Notwithstanding any other provision of this Agreement, each of the Parties acknowledges and agrees that as of January 1, 2009 that there exists neither any failure to perform by the other Party under this Agreement relating to the Covered Sections (as defined below) nor any breach by the other Party under the Agreement relating to the Covered Sections and that any failure to perform by the other Party of any nature under this Agreement relating to the Covered Sections existing or arising prior to January 1, 2009 is and shall be deemed waived for all purposes pursuant to Section 13.9. For purposes of this Agreement, “Covered Sections” means any obligations of either Party relating to details, samples, JCC Meetings, or clinical trials under the Agreement, including, but not limited to any such obligations contained in the following sections of this Agreement: (i) Section 3.1; (ii) Section 4.1; (iii) Section 4.2; (iv) Section 4.3(1); (v) Section 4.3(2); (vi) Section 4.3(3); (vii) Section 4.3(4); (viii) Section 4.3(6); (ix) Section 4.3(9); (x) Section 4.3(10); (xi) Section 4.4(1), (xii) Section 4.4(2); (xiii) Section 4.4(3); (xiv) Section 4.4(4); (xv) Section 4.4(5); (xvi) Section 4.4(7); (xvii) Section 4.4(9)(d); and (xviii) Section 4.4(9)(e). Each of the Parties acknowledges and agrees that the purpose of this Section 5.11 is to reset the Parties’ relationship with respect to the Covered Sections by forgiving and waiving any failures to perform or breaches with respect to the Covered Sections that occurred prior to January 1, 2009 but that this Section 5.11 shall not be deemed a waiver of any other right hereunder or of any other breach or failure by a Party whether of a similar nature or otherwise, including, without limitation, any breach or failure of a Covered Section that occurs on or after January 1, 2009.
36.	Section 6.7 of the Agreement is hereby deleted in its entirety and replaced with the following:
Safety Contacts. All safety related reports and correspondence shall be addressed to: Brian Dickson, M.D., Chief Medical Officer, Cornerstone Therapeutics Inc. by fax, (919) 678-6599 and by telephone, (919) 678-6524, or such safety representative as may be designated by CRTX.

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37.	Section 6.8 of the Agreement is hereby deleted in its entirety and replaced with the following:
Intentionally Omitted.
38.	Section 12.2(1) of the Agreement is hereby deleted in its entirety and replaced with the following:
This Agreement may be terminated by either Party by providing the other Party a minimum of six (6) months prior written notice of termination at any time after March 31, 2012 (i.e. the earliest permissible termination date pursuant to this provision would be October 1, 2012). DEY shall have the right to terminate this Agreement by providing a minimum of two (2) months prior written notice to CRTX if: (i) in any two consecutive Calendar Quarters CRTX is unable to deliver to DEY at least seventy-five percent (75%) of the Zileuton XR Samples forecast by DEY for such quarters; or (ii) at any time commercial supplies of the Zileuton XR remain on back order for more than one Calendar Quarter.
39.	Section 12.2(6) of the Agreement is hereby deleted in its entirety and replaced with the following:
DEY has the right to terminate this Agreement if after January 1, 2010 Net Sales of Zileuton XR for any four consecutive Calendar Quarters for Zileuton XR are below US $20 million; provided, however, that this termination right must be exercised providing at least two (2) months prior written notice to CRTX and the first of such consecutive Calendar Quarters must arise on or after January 1, 2009.
40.	All references in the Agreement to “Schedule 1.22” (DEY Trademarks) shall be changed to “Schedule 1.23”.
41.	Schedule1.17 to the Agreement is hereby deleted in its entirety and replaced with the following:
SCHEDULE 1.17
CRTX TRADEMARKS
ZYFLO®
ZYFLO CR®
www.zyflo.com
www.zyflocr.com
42.	The addresses for notices set forth in Section 13.4 are hereby deleted and replaced with the following:

If to CRTX:	CORNERSTONE THERAPEUTICS INC. 1255 Crescent Green Drive, Suite 250 Cary, NC 27518 Attention: President and Chief Executive Officer

With a required copy to: CORNERSTONE THERAPEUTICS INC. 1255 Crescent Green Drive, Suite 250 Cary, NC 27518 Attention: General Counsel

If to DEY:	DEY, L.P. 2751 Napa Valley Corporate Drive Napa, CA 94558 Attention: President

With a required copy to: Mylan Inc. 1500 Corporate Drive, Suite 400 Canonsburg, PA 15317 Attention: Global General Counsel
43.	Except as specifically amended herein, all other terms and conditions of the Agreement are in full force and effect.
44.	This Amendment shall be governed by the laws of the State of New York without reference to any rules of conflict of laws. Any dispute arising in relation to this Amendment shall be resolved in the same manner as a dispute under the Agreement.
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SIGNATURE PAGE TO AMENDMENT NO. 2

TO CO-PROMOTION AND MARKETING SERVICES AGREEMENT
     IN WITNESS of the agreement to the terms and conditions contained herein, the Parties have caused the following signatures to be affixed hereto to become effective as of the Amendment No. 2 Effective Date:

CORNERSTONE THERAPEUTICS INC.		DEY, L.P., by DEY, INC., its General Partner

BY: /s/ Craig A. Collard		BY: /s/ Carolyn Myers

PRINT NAME:	Craig A. Collard	PRINT NAME:	Carolyn Myers
TITLE: President and Chief Executive Officer		TITLE: President

DATE: May 4, 2009		DATE: April 30, 2009
Acknowledged and agreed to with respect to Sections 13 and 18 only:
MYLAN INC.

BY: /s/ Daniel M. P. Caron

PRINT NAME:	Daniel M. P. Caron
TITLE: Vice President

DATE: April 30, 2009